Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ON Semiconductor Corporation of the following reports, which appear in ON Semiconductor Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003:

•	Our report dated February 2, 2004 relating to the financial statement schedule of ON Semiconductor Corporation;

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 and the third paragraph of Note 11 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Corporation;

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG (China) Holding Corporation (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Trading Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation); and,

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the financial statements of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

By:     /s/    PRICEWATERHOUSE COOPERS LLP

Pricewaterhouse Coopers LLP

Phoenix, Arizona

March 30, 2004